Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill Vice President — Finance and Treasurer Liz Claiborne Inc. 201.295.7515	Jane Randel Vice President, Corporate Communications Liz Claiborne Inc. 212.626.3408
LIZ CLAIBORNE INC. PREANNOUNCES 4TH QUARTER AND FULL YEAR 2007
SALES AND ADJUSTED EPS
•	Expects Fiscal 2007 GAAP Loss per Share in the Range of ($0.25) — ($0.35)
•	Expects Fiscal 2007 Adjusted EPS in the Range of $1.25 — $1.35
•	Expects Fiscal 2007 Cash Flow from Operating Activities of Approximately $275 Million
•	Provides Initial 2008 Adjusted EPS Guidance in the Range of $1.50 — $1.70
•	Cost Reduction Initiatives on Track for Fiscal 2008
•	Remains on Schedule to Complete the Strategic Review Process by the End of Q1 2008
New York, NY February 14, 2008 — Liz Claiborne Inc. (NYSE:LIZ) today pre-announced an expected range of earnings for the fourth quarter and full year 2007. For the year 2007, the Company expects to report a loss per share of ($0.25) — ($0.35) compared to diluted earnings per share (“EPS”) of $2.46 for the full year 2006. Adjusted diluted EPS for the year 2007 are currently estimated to be in the range of $1.25 — $1.35 compared to previous adjusted diluted EPS guidance of $1.70 — $1.80. Adjusted diluted EPS were $2.99 for the year 2006. Net sales for the year 2007 were approximately $4.581 billion, a decrease of 1.4% from the comparable 2006 year. These estimated results reflect continued weak results in the Partnered Brands segment which includes the brands under strategic review, partially offset by positive performance in the Direct Brands segment.
For the fourth quarter of 2007, the Company expects to report a loss per share of ($0.90) — ($1.00) compared to diluted EPS of $0.71 for the fourth quarter 2006. Adjusted diluted EPS for the fourth quarter of 2007 is currently estimated to be in the range of $0.15 — $0.25 compared to adjusted diluted EPS of $0.94 for the fourth quarter 2006. Net sales for the fourth quarter of 2007 were approximately $1.211 billion, a decrease of 3.0% from the comparable 2006 period.
The adjusted year and fourth quarter 2007 results exclude the impact of expenses incurred resulting from the Company’s previously announced plans to streamline its operations in 2007, non-cash charges associated with the impairment of its Ellen Tracy trademark (prior to giving effect to any additional impairment that may result from the disposition of the trademark), expenses associated with the elimination of certain cosmetics brands, and the loss related to the disposition of certain previously announced brands under review. The adjusted year and fourth quarter 2006 results exclude the impact of expenses incurred resulting from the Company’s previously announced streamlining activities.

The Company believes that the adjusted estimated results for the fourth quarter and full year 2007 and the adjusted results for the fourth quarter and year 2006 represent a more meaningful presentation of its historical and estimated operations and financial performance since it provides period to period comparisons that are consistent and more easily understood. A table reconciling these adjusted estimated results to the most directly comparable GAAP estimated results is included in this release.
In reviewing the year and fourth quarter 2007 estimated results, both actual and adjusted, it is important to note the following:
•	The results do not include any potential impact from the sale of the Ellen Tracy business announced today, including any additional impairment associated with the disposition of the brand; and
•	The Company has undertaken a comprehensive review of its tax positions, including a review of all liabilities established under FIN 48 as previously reported. The results of this review have been recorded as adjustments in the fourth quarter of 2007, and are still subject to review in connection with our 2007 audit.
As the Company has not fully completed its analysis of fiscal 2007, including the potential impact of the Ellen Tracy disposition announced today, and the audit of its 2007 financial statements is not complete, the estimated and adjusted results contained in this press release remain subject to the Company’s completion of its analysis, including its goodwill and trademark impairment review, and the completion of the audit, and, therefore, may change.
As a result of the complexity around the Company’s year end close due to the number of unusual items arising from our strategic review process, including today’s announcement of the Ellen Tracy disposition, the Company is postponing its earnings conference call previously scheduled for February 27th and will be filing for an extension of the filing date of its Annual Report on Form 10-K for fiscal 2007. The Company expects that it will conduct the earnings call and file its Form 10-K no later than March 13th.
William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “While 2007 marked a very difficult period, we see the fundamentals in this company heading in the right direction. We are steadfast in our commitment to rebase our costs, to invest in design and retail capabilities, and to complete our strategic review by the end of the first quarter. The conservative view we are taking in our 2008 guidance—specifically around our Partnered Brands performance—is only prudent given the challenging retail environment.”
Mr. McComb continued, “The story in Direct Brands is positive. The Juicy Couture business is on a rapidly expanding trajectory, Kate Spade performed well on gross margin and met sales expectations, and Lucky Brand showed improved retail performance vs. the third quarter. Mexx began implementing their cost reduction initiatives, while they finalized the design and re-branding work that will launch in Q3 2008.”
Mr. McComb concluded, “This quarter proved to be very difficult for our Partnered Brands segment. We made great progress managing inventories, but markdown pressure was significant. We have already taken substantial action to improve the sales and earnings engine in partnered brands for 2009, by announcing the design initiative with Isaac Mizrahi for the Liz Claiborne brand, as well as John Bartlett for the Claiborne men’s business, and the Dana Buchman launch at Kohl’s.”

CURRENT FISCAL 2007 ESTIMATE VS PREVIOUS GUIDANCE
The approximate $0.45 decrease in estimated adjusted 2007 EPS is due to the following:
•	Decreased performance in the brands under review of approximately ($0.18) per share;
•	Decreased performance in our continuing Partnered Brands of approximately ($0.30) per share; and
•	Positive performance in our Direct Brands segment of approximately $0.03 per share.
Our adjusted diluted EPS estimated range of $1.25 — $1.35 excludes a $253 million pre-tax impact of:
•	Expenses associated with our streamlining initiatives of approximately $174 million;
•	Non-cash charges associated with the impairment of our Ellen Tracy trademark of $36 million (prior to giving effect to any additional impairment that may result from the disposition of the trademark);
•	Expenses associated with the elimination of certain cosmetics brands of $34 million; and
•	The loss related to the disposition of previously announced brands under review of $9 million.
DIRECT BRANDS
Our Direct Brands segment performed very well in the fourth quarter. Comparable store sales in the fourth quarter and full year for our Direct Brands were as follows:

	Q4 Comp Store	Full Year Comp	Total Stores at
Brand	Sales %	Store Sales %	Year End

Juicy Couture	25%	23%	52

Lucky Brand	(1%)	0%	186

Mexx	(3%)	(2%)	222

Comparable store sales metrics will not be applicable for Kate Spade until the first quarter of 2008. We are on track to open 110 — 125 stores in our Direct Brands formats in fiscal 2008 and will provide more detail on the operating performance in this segment when we report actual fourth quarter earnings.
PARTNERED BRANDS (INCLUDING BRANDS UNDER REVIEW)
The disappointing fourth quarter performance in our Partnered Brands segment reflected challenging market conditions and was driven by:
•	Sales and profitability significantly below our expectations relating to the brands under review primarily resulting from higher markdowns and higher levels of cancellations as retailers managed their inventory levels conservatively;
•	Higher markdowns than expected in the Liz Claiborne apparel brand driven by significant retailer promotional activity before year end;
•	Order cancellations in our cosmetic brands resulting from high inventory levels at retail; and
•	Aggressive liquidation of excess inventories across all brands which negatively impacted gross margins.
Our DKNY Jeans, Liz & Co. and Monet brands continued to perform well in the fourth quarter. We remain optimistic about the prospects for these brands for 2008 and beyond.

BALANCE SHEET AND CASH FLOW
Our balance sheet and cash flow remain strong. We estimate cash flow from operating activities for the fiscal year 2007 of approximately $275 million and capital expenditures were approximately $180 million.
We repurchased approximately 4.6 million shares for $119 million in the fourth quarter of 2007. For the year 2007, we repurchased approximately 9.9 million shares for $300 million. We currently have approximately $29 million remaining on our share repurchase authorization.
Inventories decreased approximately 9% at year-end 2007 compared to year-end 2006. The impact of foreign currency exchange rates increased inventories by 4%, at year-end 2007.
COST REDUCTION INITIATIVES
We achieved our goal of implementing general and administrative cost reductions with an annualized benefit of $150 million in 2008. Key actions taken included significant headcount reductions, closing three of our distribution centers, real estate rationalization and discretionary expense cuts.
The majority of the savings associated with these initiatives are being redeployed to support the Direct Brand’s growth strategies as well as offset continued weakness in our Partnered Brands. As discussed on our third quarter conference call, we are accelerating additional cost reduction opportunities into fiscal 2008 beyond those discussed above.
STRATEGIC REVIEW PROCESS
Since our third quarter conference call, we completed the strategic review for an additional 7 of the brands under review and have now completed the review for 14 of the 16 brands in total. We recently announced the following:
•	Sold C&C California to Perry Ellis International Inc.;
•	Sold Laundry by Design to Perry Ellis International Inc.;
•	Retained Enyce in our portfolio;
•	Discontinued Sigrid Olsen and will close the remaining 54 Sigrid Olsen retail stores by mid-2008;
•	Licensed Dana Buchman to Kohl’s;
•	Entered into an agreement to sell prAna to prAna management and Steelpoint Capital Partners; and
•	Entered into an agreement to sell Ellen Tracy to the Radius Group.
We remain committed to completing the review process for Mac & Jac and Kensie by the end of the first quarter of 2008.
INITIAL FISCAL 2008 GUIDANCE
We remain confident that the strategies we outlined in July 2007 will drive sustained long-term improvement in operating performance, however, we have observed the significant recent deterioration in the macroeconomic environment in the U.S. and abroad, causing a notable slowdown in consumer spending. In this environment, department store traffic and profitability are more difficult to forecast.
Facing these challenges, we are planning our business conservatively, projecting fiscal 2008 EPS in the range of $1.50 — $1.70, which excludes the results of the following brands for which we have completed the strategic review: Tapemeasure, Intuitions, J.H. Collectibles, Emma James, First Issue, C&C, Laundry by Design and Sigrid Olsen; expenses associated with expected additional streamlining initiatives in 2008; and the potential impact of any acquisition, additional divestiture or share repurchases. We will continue to monitor the environment closely as we progress through the year.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets an extensive range of branded women’s and men’s apparel, accessories and fragrance products. Our diverse portfolio of quality brands — available domestically and internationally via wholesale and retail channels — consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. For more information, visit http://www.lizclaiborneinc.com.
Forward-Looking Statement
Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: the results of the Company’s completion of its internal accounting review and of the audit by the Company’s independent registered public accounting firm; risks associated with the current macroeconomic conditions, including the possibility of a recession in the United States; risks related to the ability to close the announced sales of the Company’s Prana and Ellen Tracy businesses; risks related to the reorganization of the Company into two segments and the related realignment of the Company’s management structure; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with providing for the succession of senior management; risks associated with the Company’s ability to execute on its previously announced long-term growth plan; risks associated with the Company’s ability to successfully execute on the strategic review of its brands designated for such review, including the risks associated with designating the appropriate brands for review, the risks associated with retaining key personnel working for such brands, and risks associated with appropriately valuing assets related to brands that may be identified for divestiture; risks associated with the Company’s operation and expansion of its specialty retail business, including the ability to successfully expand the specialty retail store base of its Direct Brands segment; risks associated with the Company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the Company’s ability to achieve projected cost savings; risks associated with the downgrading of the Company’s credit rating; risks associated with the continuing challenging retail conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks related to the Company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to reduce product cycle-time and costs and meet customer demands and the requirements of the projected growth in the Company’s specialty retail business; risks associated with selling the Company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the Company’s Liz Claiborne and Claiborne branded products associated with known designers and customer acceptance of the resulting products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the Company’s larger customers, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; risks related to retailer and consumer acceptance of the Company’s products; risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate business development opportunities; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with any significant disruptions in the Company’s relationship with its employees or with its relationship or with the unions which the Company works with; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in our 2006 Annual Report on Form 10-K and in our 2007 Second and Third Quarter Quarterly Reports on Form 10-Q, including, without limitation, those set forth under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure.”
The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LIZ CLAIBORNE INC.
RECONCILIATION OF ESTIMATED NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands, except per common share data)
(Unaudited)
The following tables provide reconciliations of the Estimated Net Loss to Estimated Net Income, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations.

	13 weeks ended	52 weeks ended
	December 29, 2007	December 29, 2007

Estimated Net Loss	$(85,600) — (95,600)	$(23,000) — (33,000)

Estimated impact of:
Loss on disposal of discontinued operations	4,600	8,700
Streamlining initiatives	146,000	208,000
Trademark impairment	24,000	36,300
Provision for income taxes	(65,000)	(94,000)

Estimated Net Income, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations	$14,000 — 24,000	$126,000 — 136,000

Estimated Basic Earnings per Common Share, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations	$0.15 — 0.25	$1.26 — 1.36

Estimated Diluted Earnings per Common Share, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations	$0.15 — 0.25	$1.25 — 1.35

	13 weeks ended	52 weeks ended
	December 30, 2006	December 30, 2006

Net Income	$73,163	$254,685

Streamlining initiatives	37,113	86,701
Provision for income taxes	(13,833)	(32,620)

Net Income, Excluding Streamlining Initiatives	$96,443	$308,766

Basic Earnings per Common Share, Excluding Streamlining Initiatives	$0.95	$3.03

Diluted Earnings per Common Share, Excluding Streamlining Initiatives	$0.94	$2.99